                                                                    EXHIBIT 10.1
                               LICENSE AGREEMENT
                               -----------------

     This Agreement, effective this 28th day of June, 1995, ("Effective Date"), by and between BROWN UNIVERSITY RESEARCH FOUNDATION ("BURF" or "LICENSOR"), a corporation duly organized and existing under the laws of the State of Rhode Island and having a principal office at 42 Charlesfield Street, Providence, Rhode Island 02912 and RUDOLPH RESEARCH CORPORATION ("Rudolph Research" or "LICENSEE"), a New Jersey corporation having its principal office at One Rudolph Road, Flanders, New Jersey.

     WHEREAS, BURF is the owner of U.S. Patent Number 4,710,030 and certain other inventions and proprietary information related to the measurement of the properties of thin films and surface characteristics; and

     WHEREAS, Rudolph Research is the owner of, inter alia, automated
                                                ----- ----
semiconductor metrology automation platforms (FE-III, FE-IV) including, an automatic microscope, auto height, tilt optics platform, automated wafer handling robotics and control system with proprietary software, operation interface, pattern recognition system SECS-II/GEM system, data mapping system, data review system and recipe system, with attendant know-how, process technology and related software; and

     WHEREAS, Rudolph Research has expertise in the production, sales, marketing, manufacture and support of technology to industry of instruments for the measurement of surface characteristics; and

     WHEREAS, BURF desires to have its patents, inventions and proprietary information used in the public interest and desires to grant a license thereto on the terms set forth below; and

     WHEREAS, LICENSEE desires to obtain a license for such patents, inventions and proprietary information rights upon the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

                           ARTICLE 1 - DEFINITIONS
                           -----------------------

     For the purpose of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "AFFILIATE" shall mean a corporation or other business entity controlled by, controlling or under common control with, a party hereto. For this purpose, control of a corporation or other business entity shall mean direct or indirect beneficial ownership of thirty (30%) percent or more of the voting interest in, or a thirty (30%) percent or greater interest in the equity of, such corporation or other business entity.

     1.2 "CONFIDENTIAL INFORMATION" shall mean all information related to the subject of this License Agreement or to the Intellectual Property which is disclosed by one party to the other, to the extent that such information, as of the date of disclosure, is not: (a) known to the receiving party; (b) disclosed in published literature; (c) generally available to industry; (d) obtained by the receiving party from a third party without binder or secrecy, provided, however, that such third party has no confidentiality obligations to the disclosing party or to any of its AFFILIATES relating to the disclosed information; or (e) the information is later made public through sources not related to BURF or Rudolph Research. CONFIDENTIAL INFORMATION shall also include Rudolph Research's technology, know-how, proprietary information, including lists of customers, trade information, sales and service information.

     1.3 "FIRST COMMERCIAL SALE" shall mean the initial transfer by Licensee, its AFFILIATE or sublicensee, to an unrelated third party of LICENSED PRODUCT subject to royalties hereunder for commercial use and not for research, development or testing purposes.

     1.4 "LICENSED PRODUCT" shall mean any instrument system, device, software, protocol, or service which is based on or incorporates any claim of the PATENT RIGHTS or the claims of inventions listed on Exhibit A or Exhibit B and is part of the initial instrument system sold to end-users, or provides upgraded capabilities with respect to the PATENT RIGHTS. "LICENSED PRODUCT" shall not, however, include: (i) replacement parts provided or sold to end-users after the initial system is delivered; (ii) all software provided after delivery which does not provide additional functional capabilities which incorporates the claims of the PATENT RIGHTS; (iii) software upgrades or revisions which do not provide additional functional capabilities which incorporates the claims of the PATENT RIGHTS; (iv) service and maintenance of hardware and/or software and peripherals to the system. For purposes of this Agreement, a product shall be deemed a LICENSED PRODUCT if such product is covered, in whole or in part, by at least one PATENT RIGHT in one country, whether or not that product is made, used or sold within that country. For example, an instrument system that incorporates one of the claims of U.S. Patent 4,710,030 would be a LICENSED PRODUCT and would be subject to a royalty payment if sold in Japan, even though there is no issued patent in Japan.

     1.5 "NET SALES" shall mean the gross sales collected from unrelated third party customers, anywhere in the world, by LICENSEE, and its AFFILIATES, and sublicensees for LICENSED PRODUCTS, less the sum of (a) transportation, insurance, and handling charges; (b) sales, excise turnover and similar taxes and any duties and other governmental charges imposed upon the production, importation, use or sale of such LICENSED PRODUCTS and (c) any returns. For purposes of this definition, LICENSED PRODUCTS shall be considered sold when paid in full by customer other than LICENSEE'S AFFILIATE. Rudolph Research will, however, pay to LICENSOR a portion of royalties after Rudolph Research receives at least seventy (70%) percent of the total purchase price from its customer for LICENSED PRODUCT. The portion paid to BURF shall be the same percentage as the percentage of the purchase price paid to Rudolph Research.

     1.6  "PATENT RIGHTS" shall mean (a) United States patent number 4,710,030;
(b) all United States and foreign patents based upon United States Patent Number 4,710,030 and inventions which are patented and listed in Exhibit A or Exhibit B hereto; (c) any additions, continuations, continuations-in-part, divisions, reissues or renewals and extensions based thereon; and (d) all United States and foreign patent and other industrial property rights obtained from any of said United States or foreign patents applications, and reissues and extensions thereof.

     1.7 "OTHER INTELLECTUAL PROPERTY RIGHTS" shall mean the technology, know-how, processes or intellectual property not listed on Exhibit A and/or Exhibit B which results from: (i) work undertaken only by Rudolph Research during the commercialization of the PATENT RIGHTS; (ii) work by BURF/BROWN personnel during consulting for Rudolph Research; and (iii) work by Rudolph Research consultants or personnel. OTHER INTELLECTUAL PROPERTY RIGHTS shall be the property of Rudolph Research. Exhibit B shall contain a list of any "jointly owned inventions" by BURF and Rudolph Research. A "jointly owned invention" shall be patented technology which has been invented by the joint efforts of BURF and Rudolph Research where each party has been materially responsible for an integral portion of the resulting invention. BURF shall, at its option, bring inventions to Rudolph Research which relate or have reference to the PATENT RIGHTS. The parties shall then mutually determine whether the invention, when patented, should be part of Exhibit A or Exhibit B.

     1.8 "RESEARCH AGREEMENT" shall mean the Agreement entered into _________, 1995 by and between Rudolph Research and Brown University for the support of research in Professor Maris' laboratory.

                               ARTICLE 2 - GRANT
                               -----------------

     2.1  Grant.  BURF hereby grants to LICENSEE, subject to the terms herein
          -----
recited, the exclusive, nontransferable (except as provided in Article 9 herein) perpetual, royalty bearing, worldwide right and license under the PATENT RIGHTS with the right to grant sublicenses, to make, have made, use, sell and distribute (directly or indirectly through third parties) LICENSED PRODUCTS.

     2.2  License to U.S. Government. This Agreement is expressly subject to and
          --------------------------
conditional upon the license(s) granted by BURF to the United States Government, which licenses are nonexclusive, nontransferable, irrevocable and paid-up license(s) to practice, on behalf of the United States Government, specific subject inventions. True copies of the license(s) referred to by this paragraph are annexed as Exhibit C. These licenses shall not diminish the specific commercial opportunities Rudolph Research has advised BURF are critical to Rudolph Research's investment in the commercialization of the technology that is the subject matter of this License Agreement.

     2.3  Reservation of Research Rights.  Anything to the contrary
          ------------------------------
notwithstanding, BURF reserves the right to use the PATENT RIGHTS and CONFIDENTIAL INFORMATION for its own research and educational purposes. The "educational purposes" herein referred to shall include BURF working with commercial entities to analyze samples. BURF shall not, however, make use of any of the PATENT RIGHTS, in whole or in part, for any commercial purpose, without the prior written approval of Rudolph Research. LICENSEE may refuse to grant such rights and/or require BURF to pay LICENSEE royalties to obtain such rights.

                             ARTICLE 3 - ROYALTIES
                             ---------------------

     3.1  License Fee.  LICENSEE shall pay BURF a license issue fee of  ***
          -----------
upon signing this Agreement.

     3.2  Royalties.  Beginning with the First Commercial Sale and subject to
          ---------
the terms hereof, LICENSEE agrees to pay to BURF, as partial consideration for the rights granted under this Agreement, a royalty of *** . Royalties shall only be paid on inventions which are then subject to a valid and existing U.S. patent and which are listed on Exhibits A or B. *** .

     3.3  Royalty Period and Territory.  The obligation to pay royalties under
          ----------------------------
Section 3.2 shall continue, as to each U.S. patent, throughout the world, until the date of expiration of that U.S. patent as incorporated in the PATENT RIGHTS or on Exhibit A or Exhibit B.

     3.4  Payment.  Royalties will be due and payable within forty-five (45)
          -------
days of the end of each calendar quarter. Royalty and fee payments shall be made in United States dollars in Providence, Rhode Island. Exchange rates applied will be the closing buying rates quoted by the Wall Street Journal on the last business day of the applicable calendar quarter. In the event any royalty payment due is not made when due, and is still not paid after written notice by BURF to Rudolph Research that the payment is due, then the amount due shall accrue interest from the due date at an annual rate equal to the prime rate charged by Chase Bank compounded annually.

     3.5  Maintenance Fee.  ***  .
          ---------------

                        ARTICLE 4 - REPORTS AND RECORDS
                        -------------------------------

     4.1  Reports.  LICENSEE shall, upon the written request of BURF, report to
          -------
BURF on its efforts to bring the PATENT RIGHTS into broad commercial use and shall provide copies of all sublicenses granted. These reports shall not be required more often than quarterly and shall be in summary form. At the time of each royalty payment, LICENSEE shall provide a report of the activities subject to royalty payments hereunder in the form attached hereto and made part hereof as Exhibit D. Rudolph Research shall, however, on each anniversary of the execution of this License Agreement, file a written report with BURF on the status of its efforts to commercialize the PATENT RIGHTS.



________________________________________________________________________________

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
________________________________________________________________________________

     4.2  Records.  LICENSEE and its sublicensees shall keep complete and
          -------
accurate books of account containing all particulars which may be reasonably necessary for the purpose of showing the royalties payable to BURF. Books of account shall be kept at LICENSEE'S principal place of business or the principal place of business of a division of LICENSEE which is marketing LICENSED PRODUCTS. Books and particulars shall be available during normal business hours, upon reasonable notice, for two (2) years following the end of the calendar year to which they pertain, for inspection by an independent certified public accountant retained by BURF and reasonably acceptable to LICENSEE for the purpose of verifying LICENSEE royalty statements. Inspection shall be limited solely to those records directly related to LICENSEE royalty obligations under this Agreement.

     4.3  Audit Costs.  If an audit conducted on behalf of BURF pursuant to
          -----------
Section 4.2 reveals that LICENSEE has made an error of ten (10%) percent or more in its favor in any payment due BURF, LICENSEE shall be obligated to pay the audit fee in connection with the audit, but LICENSEE shall not pay an audit fee that exceeds eight hours of audit time by an account manager level auditor.

     4.4  Marking.  LICENSEE and its sublicensees agree to mark all LICENSED
          -------
PRODUCTS sold in the United States with all applicable U.S. patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country to which such products are shipped or in which such products are sold.

                ARTICLE 5 - PATENT PROSECUTION AND ENFORCEMENT
                ----------------------------------------------

     5.1  Applications.  For so long as this Agreement shall be in effect, BURF
          ------------
hereby authorizes LICENSEE, and LICENSEE shall, in the name of BURF, at LICENSEE'S expense, apply for and seek prompt issuance of, and upon issuance, shall maintain during the Term of this Agreement, patents worldwide as described in the PATENT RIGHTS, on Exhibit A and on Exhibit B. LICENSEE shall apply all reasonable efforts to obtain broad patent claims. BURF hereby agrees to take all actions necessary to cooperate with and assist LICENSEE in the filing and prosecution of such patent applications. LICENSEE shall keep BURF informed as to the status of such patent applications including providing BURF with copies of all written communications with the patent offices and consulting with BURF on responses to the patent offices in advance of submission. The filing, continued prosecution and maintenance of patent applications, patents, and PATENT RIGHTS shall, after consultation with BURF, be within the discretion of LICENSEE provided, however, if LICENSEE in its discretion elects not to file, or decides to discontinue prosecution of such patent applications or to discontinue to maintain a patent which is owned or controlled by BURF, BURF may do so at its own expense. If LICENSEE decides not to maintain patent applications, patents, or PATENT RIGHTS already in existence, LICENSEE will give BURF at least ninety
(90) days prior written notice before any expiration date for response or action required by the U.S. Patent Office or any foreign patent office. LICENSEE will provide BURF with reasonable cooperation in the maintenance of such patent applications, patents, or PATENT RIGHTS. BURF shall, however, at its sole expense, prior to the execution of this Agreement, or as soon thereafter as possible, file for a United States patent for the Ion Implant measurement by picosecond pulse technology. Subsequent prosecution of the patent for Ion Implant shall be subject to the provisions of this Paragraph 5.1.

     5.2  Inventions Funded By Licensee.  All inventions, know-how, process
          -----------------------------
technology which is currently the property of Rudolph Research, or in the future becomes the property of Rudolph Research, shall remain the sole property of Rudolph Research. Rudolph Research hereby grants to BURF a nontransferable, royalty-free license to use technology resulting from the License Agreement for research and academic purposes, but not for any commercial use.

     5.3  Enforcement.  BURF and LICENSEE shall each give immediate notice to
          -----------
the other of any infringement of PATENT RIGHTS by third parties which may come to their attention. BURF hereby grants LICENSEE, at LICENSEE'S expense, the right to institute and conduct such legal action against third party infringers of the PATENT RIGHTS, or enter into such settlement agreements, as are deemed appropriate by LICENSEE. The benefits of any action taken by LICENSEE shall first be applied to reimbursing LICENSEE'S reasonable expenses for such action and then shall be divided equally between BURF and LICENSEE. In any such action, LICENSEE shall be entitled to join BURF as a party plaintiff and BURF will be obligated to reasonably assist LICENSEE. Should LICENSEE fail to commence actions or proceedings against infringers of the PATENT RIGHTS within sixty (60) days of receiving written notice thereof from BURF, then BURF shall initiate and pursue such action. If BURF fails to take such action within sixty (60) days of receiving written notice from LICENSEE, LICENSEE shall again have such right and authority to take such actions as set forth in this Section 5.

     5.4  Additional Intellectual Property.  Intellectual Property developed
          --------------------------------
subsequent to the effective date of this Agreement shall be the property of the developing party. Intellectual Property developed solely by Rudolph Research personnel, agents, or consultants, including Professor Maris when he is acting as a consultant, shall be outside the scope of this Agreement and may be exploited without accounting to BURF. Intellectual Property developed under the RESEARCH AGREEMENT between Rudolph Research and Brown University shall be treated as set forth in the RESEARCH AGREEMENT and shall be added from time to time to Exhibit A or B hereto as appropriate. Intellectual Property developed jointly by Brown and Rudolph Research personnel but not under the RESEARCH AGREEMENT as, for example, during the course of technology transfer shall be jointly owned and shall be added to Exhibit B as appropriate. Intellectual Property developed by Brown independent of the RESEARCH AGREEMENT may, at the discretion of Brown, be offered to Rudolph Research for inclusion in Exhibit A. Anything to the contrary notwithstanding, if during the course of prosecution of patent applications on inventions listed in Exhibit A, any additions, continuations, continuations-in-part or other modifications of the original application are made which involve Rudolph Research personnel, agents or consultants, the inclusion of such personnel, agents or consultants as inventors will not serve to change the ownership of such patent application from solely BURF to jointly owned and will not result in any transfer of such Intellectual Property from Exhibit A to Exhibit B.

                  ARTICLE 6 - REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------

     6.1  Utilization.  LICENSEE will use its best efforts to exploit the PATENT
          -----------
RIGHTS so that utilization will result therefrom.

     6.2  Authority. Each party represents and warrants that it has the right
          ---------
and authority to enter this Agreement.

     6.3  Exceptions.  Nothing in this Agreement shall be construed as:
          ----------

          (A) conferring rights on BURF to use in advertising, publicity or otherwise the name of LICENSEE or of its employees, AFFILIATES or sublicensees without the prior written approval of LICENSEE; and

          (B) conferring rights on LICENSEE to use in advertising or publicity the name of "Brown University", "Brown University Research Foundation" or their employees without the prior written approval of BURF.

     6.4  Representations and Warranties of BURF. BURF represents and warrants
          --------------------------------------
to LICENSEE that:

          (i) Patent number 4,710,030 is a valid current patent in good standing;

          (ii) BURF is the sole owner of Patent number 4,710,030 and has not assigned or diminished its rights in the patent by any agreements or undertakings not set forth herein;

          (iii) BURF is, at the date of execution of this Agreement, not aware of any infringements, claims of infringements, threatened claims of infringements and/or challenges to all or any claims made under the patent;

          (iv) BURF is not aware of any prior claims made by anyone under the patent;

          (v) BURF has full right, title, power and authority to enter into this Agreement and to comply with the commitments made in this agreement both now and in the future;

          (vi) BURF has no knowledge of any impediments, legal or otherwise, that would impede, diminish or defeat the full enjoyment of rights sought by Rudolph Research pursuant to this Agreement; and

          (vii) these warranties by BURF shall be continuing and shall survive termination of this Agreement.

     6.5  Disclaimer.  EXCEPT AS EXPRESSLY PROVIDED HEREIN, BURF MAKES NO
          ----------
REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT IS NOT A CONSUMER TRANSACTION.

                       ARTICLE 7 - TERM AND TERMINATION
                       --------------------------------

     7.1  Term. The Term of this Agreement shall run from the date of execution
          ----
of this License Agreement until the date of expiration of the last patent listed on Exhibits A, B or the PATENT RIGHTS, or unless sooner terminated by virtue of
Article 7.

     7.2  Bankruptcy. If LICENSEE undergoes a liquidation in bankruptcy, or
          ----------
files a petition for liquidation in bankruptcy, or a receiver, trustee or assignee for the benefit of creditors, is appointed, whether by the voluntary act of LICENSEE or otherwise, and if LICENSEE fails to terminate any such proceeding within one hundred twenty (120) days after its commencement, BURF may at its election terminate this Agreement upon thirty (30) days written notice to LICENSEE. LICENSEE agrees to provide written notice to BURF of LICENSEE'S or third party's intention to file a petition for liquidation of LICENSEE in bankruptcy prior to such filing, if known.

     7.3  Failure to Pay Royalties. Should LICENSEE fail in its payment to BURF
          ------------------------
of royalties which are due in accordance with the terms of this Agreement, BURF shall serve notice upon LICENSEE by certified mail at an address designated in
Article 11 hereof, of its intention to terminate this Agreement within ninety
(90) days after receipt of said notice of termination unless LICENSEE shall pay BURF within this ninety (90) day period. If LICENSEE has not paid all royalties which are due and payable within such ninety (90) day period, the rights, privileges and license granted hereunder shall terminate at the end of the ninety (90) day period. If the amount of royalties due is contested by LICENSEE, the rights, privileges and license granted hereunder shall terminate ninety (90) days after the resolution of such dispute, but only if the amount due still remains unpaid at the end of such ninety (90) day period. In the event that royalties are due after the resolution of such dispute the amount due shall accrue interest at the average prime rate per annum compounded annually from the date such amount was due until the amount is paid in full.

     7.4  Material Breach. Upon any material breach by LICENSEE, BURF shall have
          ---------------
the right to terminate this Agreement and the rights and license granted hereunder by ninety (90) days notice by certified mail to LICENSEE. Such termination shall become effective at the end of such ninety (90) day period unless LICENSEE has cured any such material breach prior to the expiration of the ninety (90) day period.

     7.5  Termination by Licensee.  LICENSEE may terminate this Agreement upon
          -----------------------
ninety (90) days' notice by certified mail to BURF.

     7.6  Obligations on Termination. Upon termination of this Agreement for any
          --------------------------
reason, nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of such termination, and LICENSEE may, after the effective date of such termination, complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same together with LICENSED PRODUCTS in inventory for a period of six months, provided that LICENSEE pays to BURF royalties as required by Article 3 of this Agreement and submits the reports required by Article 4. Nothing contained herein shall prevent or impede Rudolph Research from satisfying existing contractual commitments at the effective date of termination, or to prevent Rudolph Research from servicing, maintaining and upgrading software, specifically related to the LICENSED PRODUCT, of existing customers for a period of not more than one (1) year from the effective date of termination.

     7.7  Survival.  Articles 5; 6; 8 and 13.2 shall survive termination of this
          --------
Agreement as well as the right of BURF to collect any accrued royalties as recited in Article 3.

                   ARTICLE 8 - INDEMNIFICATION AND INSURANCE
                   -----------------------------------------

     8.1  Indemnification.
          ---------------

          (a) LICENSEE shall indemnify, defend and hold harmless BURF and BROWN and their current or former directors, trustees, officers, faculty, professional staff, employees, students, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expenses (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any commercial usage of the PATENT RIGHTS by Rudolph Research under any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement.

          (b) LICENSEE agrees, at its own expense, to provide attorneys to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought. LICENSEE shall choose the attorneys and shall have full control of the prosecution or defense of the litigation, settlement, appeals or the like. The indemnitees shall render any reasonable assistance and provide any information requested by LICENSOR, or shall forfeit their right to be indemnified by Rudolph Research.

     8.2  Insurance.  LICENSEE shall maintain appropriate insurance coverage in
          ---------
order to carry out the terms of this License Agreement; including product liability insurance, workers' compensation insurance and appropriate insurance for negligent injury to persons or property.

     8.3  Sublicense. LICENSEE shall require all of its sublicenses hereunder to
          ----------
carry insurance under the same terms as Section 8.2 and to be bound by the same form of indemnification set forth in Section 8.1.

                            ARTICLE 9 - ASSIGNMENT
                            ----------------------

     9.1 BURF agrees that its rights and obligations under this Agreement may not be transferred or assigned without the prior written consent of LICENSEE. LICENSEE may assign or otherwise transfer this Agreement and the license granted hereby and the rights acquired by it hereunder only if such assignment or transfer is accompanied by a sale or other transfer of LICENSEE'S entire business to which the license granted hereby relates; provided that any such assignee or transferee has agreed in writing to be bound by the terms and provisions of this Agreement. Upon such assignment or transfer and agreement by such assignee or transferee, the term LICENSEE as used herein shall include such assignee or transferee.

                       ARTICLE 10 - EXPORT REQUIREMENTS
                       --------------------------------

     10.1 License to Export. Any and all licenses, permits or other governmental
          -----------------
approvals for the export of materials, data, know-how, and the like carried out under this Agreement by LICENSEE shall be the responsibility of LICENSEE.

               ARTICLE 11 - PAYMENTS, NOTICES AND COMMUNICATIONS
               -------------------------------------------------

     11.1 Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified, first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

          In the case of BURF:     William M. Jackson, Ph.D.,
                                   President
                                   Brown University Research Foundation
                                   42 Charlesfield Street
                                   Box 1949
                                   Providence, Rhode Island 02912

          In the case of Licensee: Richard Spanier, Ph.D.
                                   President
                                   Rudolph Research Corporation
                                   One Rudolph Road
                                   P.O. Box 1000
                                   Flanders, New Jersey 07836

          Copy to:                 Theodore Margolis, Esq.
                                   c/o Hannoch Weisman
                                   4 Becker Farm Road
                                   Roseland, New Jersey 07068

                           ARTICLE 12 - BURF SUPPORT
                           ------------------------

     12.1 Support By BURF.  BURF shall render to Rudolph Research all reasonable
          ---------------
support and assistance to facilitate the purposes of this Agreement. BURF shall list, on Exhibit E, all documentation, drawings or other materials to be provided by BURF to Rudolph Research to efficiently effectuate the purposes of this License Agreement.

     12.2 Secrecy By BURF.  BURF shall consider the work undertaken by this
          ---------------
Agreement as a Rudolph Research trade secret. BURF shall not divulge, without the prior written permission of Rudolph Research, any information on the Project. BURF shall require its employees, contractors and consultants to maintain and respect Rudolph Research's trade secrets and to execute writings satisfactory by Rudolph Research to memorialize such undertakings. The fact of the existence of the License Agreement is not a trade secret.

     12.3 Notice of Indemnification.  In the event either party is seeking
          -------------------------
indemnification under this Agreement, such party agrees to: (i) promptly inform the indemnifying party of any claim, suit or demand threatened or filed; (ii) permit the indemnifying party to assume direction and control of the defense of any litigation or claims resulting therefrom (including the right to settle with the third party); and (iii) cooperate, as requested, in the defense of the claim, at the expense of the indemnifying party.

                     ARTICLE 13 - MISCELLANEOUS PROVISIONS
                     -------------------------------------

     13.1 Limitation of Liability. Neither party shall be liable to the other
          -----------------------
for any special, consequential, incidental or indirect damages arising out of this Agreement, however caused, under any theory of liability, except for tortious injuries to persons.

     13.2 Governing Law. This Agreement shall be construed, governed,
          -------------
interpreted and applied in accordance with the laws of the State of New Jersey, except that questions affecting construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

     13.3 Entire Agreement.  The parties hereto acknowledge that this instrument
          ----------------
sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto. The Exhibits are incorporated and made part of this Agreement.

     13.4 Severability. The provisions of this Agreement are severable, and in
          ------------
the event that any provisions of this Agreement are determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     13.5 Counterparts.  This Agreement may be executed in counterparts.  Such
          ------------
counterparts taken together shall constitute a fully-executed agreement.

     13.6 Descriptive Headings. The descriptive headings of this Agreement are
          --------------------
for convenience only and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

     13.7 Force Majeure.  Neither party shall be liable to the other for loss or
          -------------
damage or for any default or delay attributable to any act of God, flood, fire, explosion, shortage of raw materials, casualty or accident, war, civil unrest, acts of public enemies, blockades or embargo, acts of government, labor unrest, or any other cause beyond the reasonable control of such party, if the party affected shall give prompt notice of any such cause to the other party. The party giving such notice shall thereupon be excused from such of its obligations hereunder for so long as it is so disabled and for thirty (30) days thereafter.

BROWN UNIVERSITY RESEARCH                    RUDOLPH RESEARCH CORPORATION
FOUNDATION

By /s/ William M. Jackson                    By /s/ Richard Spanier
   ----------------------                       --------------------------------

Title: President                             Title: President
       ------------------                           ----------------------------

Date: June 28, 1995                          Date: August 15, 1995
      -------------------                          -----------------------------

                                   EXHIBIT A
                                   ---------

     This Exhibit is incorporated in and made part of a License Agreement between BURF and Rudolph Research, dated June 28, 1995.

     1. Pursuant to Paragraph 1.6 of the Agreement, the following is a list of all U.S. and foreign applications based upon the following inventions

          (a) U.S. Patent 4,710,030, Optical generator and detector of stress pulses.

          (b) U.S. Patent 5,706,094, Ultrafast optical technique for the characterization of altered materials

          (c) U.S. Patent 5,864,393, Optical method for the determination of stress in thin films.

          (d) U.S. Patent 5,748,317, Apparatus and method for characterizing thin film and interfaces using an optical heat generator and detector.

          (e)  U.S. Patent 5,748,318, Optical stress generator and detector.

          (f) U. S. Patent 5,844,684, Optical method for determining the mechanical properties of a material.

                                   EXHIBIT B
                                   ---------

     This Exhibit is incorporated in and made part of a License Agreement between BURF and Rudolph Research, dated June 28, 1995.

     1. The jointly-owned inventions by BURF and Rudolph Research are as follows:

          (a)

          (b)

          (c)

                                   EXHIBIT C
                                   ---------

     This Exhibit is incorporated in and made part of a License Agreement between BURF and Rudolph Research, dated June 28, 1995.

     1.   The License(s) referred to in Paragraph 2.2 are annexed hereto.

                    LICENSE TO THE UNITED STATES GOVERNMENT

     This instrument confers to the United States Government, as represented by the National Science Foundation, a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced on its behalf throughout the world the following subject invention:

Invention Title:         Laser System to Measure Acoustical Mechanical
                         Properties of Thin Films
Inventor(s):             H. Maris, J. Tauc, C. Thompson
Patent No.:              4,710,030
Title:                   Optical Generator and Detector of Stress
Filing Date:             May 17, 1985
Country, if other than the U.S.:

     This license will extend to all divisions or continuations of the patent application and all patents or re-issues which may be granted thereon.

     This subject invention was made with government support from Grant/Contract No. DMR-8216726 awarded by the National Science Foundation.

     Principal rights to this subject invention have been left with the
LICENSOR: Brown University subject to the provisions of Title 35 USC 200-212, 37 CFR 401, and 45 CFR 8.

Signed: /s/ William M. Jackson                    Date: June 20, 1995
        ----------------------                          ------------------------
Typed Name:  William M. Jackson
Title: President, Brown University Research Foundation

                                     Seal: